EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

The undersigned, George R. Whittemore, the President and Chief Executive Officer of Humphrey Hospitality Trust, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2003, (the “Report”). The undersigned hereby certifies that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 12, 2003	/s/ GEORGE R. WHITTEMORE
George R. Whittemore President, Chief Executive Officer and Director